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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) April 4, 2007
LODGENET ENTERTAINMENT CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-22334	46-0371161

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3900 West Innovation Street, Sioux Falls, SD	57107

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (605) 988-1000
n/a

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On April 4, 2007, LodgeNet Entertainment Corporation (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) with the Lenders (as defined therein), Bear, Stearns & Co. Inc. and Credit Suisse Securities (USA) LLC, as joint lead arrangers and joint bookrunners, Credit Suisse Securities (USA) LLC, as syndication agent, U.S. Bank National Association, as documentation agent, and Bear Stearns Corporate Lending Inc., as administrative agent. The Credit Agreement provides for senior secured credit facilities for an aggregate amount of up to $675 million (the “Credit Facility”), comprised of a revolving credit facility of up to $50 million (the “Revolving Facility”), a $400 million term loan facility (the “Initial Term Loan”) and an additional delayed draw $225 million term loan facility (the “Subsequent Term Loan” and together with the Initial Term Loan, the “Term Loans”).
     The proceeds of the Initial Term Loan were used in part to fund a portion of the purchase price for the acquisition of 100% of the capital of Ascent Entertainment Group, Inc. (“Ascent”), as described below under Item 2.01, and to repay in full the Company’s obligations under that certain Credit Agreement, dated August 29, 2001, by and among the Company, Canadian Imperial Bank of Commerce, Bear Stearns Corporate Lending, Inc., U.S. Bank National Association, Fleet National Bank and the Lenders named therein (the “Old Facility”), as described below under Item 1.02. In addition, the proceeds of the Initial Term Loan will be used by the Company for general corporate purposes.
     The Company plans to use the proceeds of the Subsequent Term Loan to fund the tender offer commenced by the Company on March 26, 2007 to purchase for cash any and all of its outstanding $200 million aggregate principal amount of 9 1/2% Senior Subordinated Notes due 2013 on the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement dated March 26, 2007 and the accompanying Consent and Letter of Transmittal.
     The Revolving Facility will mature on April 4, 2013 and the Terms Loans will mature on April 4, 2014. The Credit Facility is secured by all of the assets of the Company.
     Base rate borrowings under the Credit Facility will bear interest at a daily rate equal to the greater of (a) the prime rate as publicly announced by the Bank of New York on such day and (b) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding business day by the Federal Reserve Bank of New York plus 0.50%, plus, in either case, an applicable margin. Eurodollar borrowings under the Credit Facility will bear interest at a daily rate equal to LIBOR divided by one minus the Eurocurrency Reserve Requirements (as defined in the Credit Agreement), plus an applicable margin. The amount of the applicable margin for borrowings under the Revolving Facility is determined based on a pricing grid set forth in the Credit Agreement. The amount of the applicable margin is 1.00% for Term Loan base rate borrowings and 2.00% for Term Loan Eurodollar borrowings. Such applicable margins may be reduced to 0.75% and 1.75%, respectively, if the Company’s consolidated leverage ratio is less than 3.25:1.00.

     The Credit Agreement contains customary representations and warranties as well as customary affirmative and negative covenants. Negative covenants include, among others, limiting the ability of the Company and its subsidiaries to (subject to limitations and exceptions): (i) incur additional indebtedness; (ii) create liens; (iii) engage in any consolidation or merger or otherwise liquidate or dissolve; (iv) dispose of property; (v) make restricted payments; (vi) make capital expenditures; (vii) make loans, advances or investments; (viii) make optional payments on or modifications to debt instruments; and (ix) enter into transactions with affiliates. In addition, the Credit Agreement requires that the Company maintain (i) a consolidated leverage ratio not to exceed 5.00:1.00 in 2007 declining over time to 3.50:1.00 for the quarter ending September 30, 2010 and each fiscal quarter thereafter and (ii) a consolidated interest coverage ratio not to be less than 2.25:1.00 in 2007 increasing over time to 3.00:1.00 for the quarter ending March 31, 2010 and each fiscal quarter thereafter.
     The Credit Agreement contains customary events of default, the occurrence of which could, or under certain events of default, would automatically, lead to an acceleration of the Company’s obligations under the Credit Agreement.
     The foregoing description of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 1.02 Termination of Material Definitive Agreement
     On April 4, 2007, the Company used approximately $68 million of the proceeds of the Credit Facility to repay in full and terminate its obligations under the Old Facility. The Company did not pay any prepayment premium in connection with the early termination of the Old Facility.
Item 2.01 Completion of Acquisition or Disposition of Assets
     On April 4, 2007, pursuant to the Stock Purchase Agreement, dated December 13, 2006, among the Company, Liberty Satellite & Technology, Inc. (“Liberty Satellite”) and Liberty Satellite’s parent company, Liberty Media Corporation, the Company acquired 100% of the capital stock of Ascent, which was a wholly owned subsidiary of Liberty Satellite (the “Acquisition”). Ascent owns 100% of the capital stock of On Command Corporation and On Command Corporation is now a subsidiary of the Company. The Company paid approximately $332 million in cash and issued 2.05 million shares of its common stock as the purchase price for the Acquisition. The share consideration was valued at $23.35 per share by the parties at the time of the execution of the Stock Purchase Agreement on December 13, 2006, for an aggregate purchase price of approximately $380 million.
     In connection with the Acquisition, on April 4, 2007, the Company completed the sale of one million shares of its common stock to PAR Investment Partners, L.P. (“PAR”) in exchange for the consideration of $23.35 million in cash. The proceeds from this transaction were used to fund a portion of the Acquisition purchase price.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On April 4, 2007, the Company entered into the Credit Agreement described in Item 1.01 above, which information is incorporated by reference into this Item 2.03.
Item 3.02 Unregistered Sales of Equity Securities.
     As referenced above under Item 2.01, the Company issued 2.05 million shares of the Company’s common stock to Liberty Satellite as part of the Acquisition consideration. The Company has agreed to register the resale of the Company’s common shares issued to Liberty Satellite.
     In addition, as referenced above under Item 2.01, in connection with the PAR Stock Purchase Agreement, the Company issued one million shares of the Company’s common stock to PAR in exchange for consideration of $23.35 million. The Company has agreed to register the resale of the Company’s common shares issued to PAR.
     For the above issuances, the Company relied on the exemption from federal registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Company relied on this exemption based on the fact that (i) there was one investor in each case, which had knowledge and experience in financial and business matters such that it was capable of evaluating the risks of the investment, and (ii) the Company obtained written representations from each investor indicating that it was an accredited investor and purchasing for investment only. The Company employed no public advertising or solicitation in connection with these issuances. No underwriting discounts or brokerage fees or commissions were paid in connection with these transactions. The shares issued to Liberty Satellite and PAR are not convertible or exchangeable into other securities.
     The securities issued to Liberty Satellite and PAR have not been registered under the Securities Act and therefore may not be offered or sold in the United States, absent registration or an applicable exemption from registration requirements. The information contained herein shall not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company, and is made only as required under applicable rules for filing current reports with the United States Securities and Exchange Commission, and as permitted under Rule 135c under the Securities Act.
Item 7.01 Regulation FD Disclosure.
     On April, 4, 2007, the Company issued a press release related to the Acquisition and the Credit Agreement which is furnished as Exhibit 99.1 hereto. The information in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired. In accordance with Item 9(a)(4) of Form 8-K, financial statements required under this Item shall be filed by amendment to the original Current Report on Form 8-K no later than 71 calendar days after the date on which this report on Form 8-K must be filed.
(b) Pro Forma Financial Information. In accordance with Item 9(a)(4) of Form 8-K, financial statements required under this Item shall be filed by amendment to the original Current Report on Form 8-K no later than 71 calendar days after the date on which this report on Form 8-K must be filed.
(d) Exhibits

10.1 (1)
Credit Agreement, dated April 4, 2007, among LodgeNet Entertainment Corporation, the Lenders (as defined therein), Bear, Stearns & Co. Inc. and Credit Suisse Securities (USA) LLC, as joint lead arrangers and joint bookrunners, Credit Suisse Securities (USA) LLC, as syndication agent, U.S. Bank National Association, as documentation agent, and Bear Stearns Corporate Lending Inc., as administrative agent

10.2 (2)	Stock Purchase Agreement, dated December 13, 2006, among LodgeNet Entertainment Corporation, Liberty Satellite Technology, Inc. and Liberty Media Corporation

10.3 (3)	Shareholders Agreement, dated December 13, 2006, among LodgeNet Entertainment Corporation, Liberty Satellite Technology, Inc. and Liberty Media Corporation

10.4 (4)	Stock Purchase Agreement, dated December 13, 2006, between LodgeNet Entertainment Corporation and PAR Investment Partners, L.P.

99.1	Press Release (furnished)

(1)	Filed herewith.

(2)	Incorporated by reference to Exhibit 10.34 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

(3)	Incorporated by reference to Exhibit 10.35 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

(4)	Incorporated by reference to Exhibit 10.36 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 4, 2007	By	/s/ James G. Naro
James G. Naro
Its Senior Vice President, General Counsel, Secretary and Chief Compliance Officer